REGISTRATION NO. _______



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1993

                        THE STROBER ORGANIZATION, INC.
            (Exact name of registrant as specified in its charter)

                           DELAWARE                         11-2822910
                    (State or other jurisdiction of        (I.R.S. Employer
                    incorporation or organization)         Identification No.)

         550 HAMILTON AVENUE, BROOKLYN, NEW YORK 11232 (718) 832-1212 (Address including zip code and telephone number, including area code of
                   Registrants Principal Executive Offices)

                        THE STROBER ORGANIZATION, INC.
                    1995 OUTSIDE DIRECTOR STOCK OPTION PLAN
                           (Full title of the plan)

                          Stanley U. North III, Esq.
          Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A.
                             One Riverfront Plaza
                           Newark, New Jersey 07102
                                (201) 643-7000

       (Name, address including zip code and telephone number, including area code, of agent for service)






                        Calculation Of Registration Fee


Title of securities to be   Amount to be       Proposed maximum    	     Proposed maximum 	     Amount of registration
      Registered            Registered(1)   offering price per unit(2)    aggregate offering price           fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01       	75,000           $3.625            		$271,875            	   $93.75
  par value



(1) This registration statement also includes an indeterminate number of shares as may become issuable by reason of the anti-dilution provisions of the Plan.

(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

      This Registration Statement has been prepared in accordance with the requirements of Form S-8 and Form S-3. The Form S-8 portion of this Registration Statement will be used for offers of Common Stock of the Registrant pursuant to the Registrant's 1995 Outside Director Stock Option Plan. The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and will be used for reofferings or resales of Common Stock to be acquired by the class of persons named therein pursuant to the Registrant's 1995 Outside Director Stock Option Plan. A cross reference sheet is provided for such prospectus.

                      THE STROBER ORGANIZATION, INC.

                             _________________

                           Cross-Reference Sheet
                 Pursuant to Item 501(b) of Regulation S-K


      FORM S-3 ITEM AND HEADING               	LOCATION IN PROSPECTUS

I.    Forepart of Registration Statement and  	Front Cover Page
      Outside Front Cover Page of Prospectus

II.   Inside Front and Outside Back Cover 	Inside Front Cover Page
      Pages of Prospectus

III.  Summary Information, Risk Factors and   	The Company
      Ratio of Earnings to Fixed Charges

IV.   Use of Proceeds                         	Not applicable

V.    Determination of Offering Price         	Not applicable

VI.   Dilution                                	Not applicable

VII.  Selling Security Holders                	Selling Stockholders

VIII. Plan of Distribution                    	Plan of Distribution

IX.   Description of Securities to be 		Not applicable
      Registered

X.    Interests of Named Experts and Counsel  	Legal Matters; Experts

XI.   Material Changes                        	Not applicable

XII.  Incorporation of Certain Information by 	Incorporation of Certain
      Reference					Documents by Reference

XIII. Disclosure of Commission Position on    	Indemnification
      Indemnification for Securities Act
      Liabilities

PROSPECTUS

                      THE STROBER ORGANIZATION, INC.

                       75,000 Shares of Common Stock
                        (par value $.01 per share)

      This Prospectus relates to the offer and sale of shares of Common Stock of THE STROBER ORGANIZATION, INC. (the "COMPANY"), par value $.01 per share (the "COMMON STOCK"), which may be offered hereby from time to time by any and/or all of the selling stockholders as described herein (the "SELLING STOCKHOLDERS") for their own benefit. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

      All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the National Association of Securities Dealers Automated Quotation (NASDAQ) system, or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders.

      The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

      The Common Stock of the Company is listed on the NASDAQ National Market System under the symbol STRB. On January 29, 1996, the last reported closing price of the Company's Common Stock on the NASDAQ National Market System was $3.875.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which, or to any person to whom such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company or in any other information contained herein since the date of the Prospectus.



The date of this Prospectus is February 2, 1996.

                             TABLE OF CONTENTS

                                                                      PAGE

Available Information....................................................3

Incorporation of Certain Documents By Reference..........................3

The Company..............................................................4

Selling Stockholders.....................................................4

Plan of Distribution.....................................................6

Legal Matters............................................................6

Experts..................................................................6

Indemnification..........................................................7

                           AVAILABLE INFORMATION


      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other such information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC, located at 75 Park Place, 14th Floor, New York, New York 10007 and at Room 1204, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

      In addition, the Company's Common Stock is listed on the NASDAQ National Market System and similar information concerning the Company can be inspected and copied at the National Association of Securities Dealers offices at its Corporate Financing Department, Executive Office, 1735 K Street, N.W., Washington, D.C.

      This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part and which the Company has filed with the SEC. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which may be inspected at or obtained at prescribed rates from the Public Reference Section of the SEC.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the SEC are incorporated hereby by reference:

      A. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13(a) of the Exchange Act.

      B. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1995, filed pursuant to Section 13(a) of the Exchange Act.

      C. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1995, filed pursuant to Section 13(a) of the Exchange Act.

      D. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1995, filed pursuant to Section 13(a) of the Exchange Act.

      E. The description of the Common Stock of the Company contained in the Registration Statement on Form 8-A (SEC File No. 0-15339) filed by the Company under the Exchange Act on January 27, 1987.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all such securities offered hereby have been sold or which deregisters all securities then remaining to be sold shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to David J. Polishook, Chief Financial Officer, THE STROBER ORGANIZATION, INC., 550 Hamilton Avenue, Brooklyn, New York 11232, telephone number (718) 832-1212.


                                THE COMPANY


      The Corporation was incorporated in the state of Delaware in 1986. The executive offices of The Strober Organization, Inc. are located at 550 Hamilton Avenue, Brooklyn, New York 11232 and its telephone number is (718) 832-1212.


                           SELLING STOCKHOLDERS


      The shares of Common Stock covered by this Prospectus are being registered for reoffers and resales by Selling Stockholders of the Company who may acquire such shares pursuant to the exercise of options granted or to be granted under the Company's 1995 Outside Director Stock Option Plan (the "Plan"). The Selling Stockholders named below may reoffer and resell all, a portion, or none of the shares that they acquire pursuant to the exercise of options under the Plan.

      Nonemployee directors of the Company who may acquire Common Stock under the Plan may be added, from time to time, to the table of Selling Stockholders listed below, either by a post-effective amendment hereto or by a prospectus supplement filed pursuant to Rule 424(c) under the Securities Act.

      The following table shows the names of the Selling Stockholders, their positions with the Company, the number of shares of Common Stock known by the Company to be beneficially owned by each of the Selling Stockholders as of the date hereof, the number of shares owned by each of the Selling Stockholders covered by this Prospectus and the amount of and the percentage of (if one percent or more) the class to be owned by each Selling Stockholder if such Selling Stockholder were to sell all of the shares of Common Stock covered by this Prospectus:

									     Amount to be held after the
                                                                                   Offering(1)(4)
									     ---------------------------
                                       	  Shares          Shares                              Percentage
Selling                Position with  	Beneficially   	Covered by            Number of          Of
Stockholder            the Corporation    Owner(1)    	this Prospectus         Shares         Class
----------- 	       ---------------  -----------     ---------------       ---------        ---------

David W. Bernstein	Director   	37,850(2)    	18,750         	      19,100(2)         *

Joseph Mangino. Sr.	Director  	19,250       	18,750            	 500            *

Alvin Murstein   	Director    	23,750       	18,750                 5,000            *

Emil W. Solimine 	Director    	27,250       	18,750                 8,500(3)         *

________________________

   *Less than one percent of the outstanding shares of Common Stock.

   (1) Excludes 10,000 and 12,500 shares of Common Stock subject to presently exercisable options owned by the Selling Stockholders granted at an exercise price of $1.75 and $4.75 per share which expire on March 4, 1996 and March 9, 1997, respectively.

   (2) Includes 100 shares owned by Mr. Bernstein's wife as to which he disclaims beneficial ownership. Excludes shares of Common Stock subject to presently exercisable warrants held by Mr. Bernstein for 100,000 shares at an exercise price of $12.00 per share which expire on November 7, 1996.

   (3) The record owner of these shares is Emar, Ltd. of which Mr. Solimine is the sole shareholder.

   (4) These amounts are based on the assumption that no additional shares are purchased or sold by, or awarded to, any Selling Stockholder.

                           PLAN OF DISTRIBUTION


      Any shares of Common Stock sold pursuant to this Prospectus will be sold by the Selling Stockholders for their own accounts and they will receive all proceeds from any such sales. The Company will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the options pursuant to which the Selling Stockholders will acquire the shares covered by this Prospectus, which funds, if any, will be used for working capital or other corporate purposes. The Selling Stockholders have not advised the Company of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions on the NASDAQ National Market System at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise, at prices related to such prevailing market price or otherwise. If shares of Common Stock are sold through brokers, the Selling Stockholders may pay customary brokerage commissions and charges. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      There can be no assurances that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.


                               LEGAL MATTERS


      The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., Newark, New Jersey.


                                  EXPERTS

      The consolidated financial statements and schedule of the Company as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              INDEMNIFICATION

      The Company's Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") provides that the Company shall, to the fullest extent permitted by the Delaware General Corporation Law, as it is now or hereafter may be in effect, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving any other incorporated or unincorporated enterprise in any of such capacities at the request of the Company. The Certificate of Incorporation further provides that to the fullest extent permitted by the Delaware General Corporation Law, as it is now or may hereafter be in effect, any such expenses (including attorneys' fees) may be paid by the Company in advance of the final disposition of such suit, action or proceeding.

      The Company's By-laws provide that the Company may implement the provisions of the Certificate of Incorporation respecting indemnification of directors, officers, employees and agents of the Company and advancement of expenses (including attorneys' fees) actually and reasonably incurred by the directors and officers in connection with any threatened, pending or completed action, suit or proceeding by adopting such resolutions or by-laws, or causing the Company to enter into such agreements, as the Company's Board of Directors shall, from time to time, deem necessary.

      The Company currently maintains policies of insurance under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors and/or officers.

      The Company has entered into Fiduciary Reimbursement and Indemnification Agreements (the "AGREEMENTS") with three of its officers (the "INDEMNITEES") in connection with their roles as fiduciaries of the Company's Profit Sharing Plan. Pursuant to the Agreements, the Company shall, to the fullest extent provided by the Delaware General Corporate Law, indemnify and hold the Indemnitees (including their heirs, executors, administrators and other personal representatives) harmless against expenses (including reasonable attorneys' fees) incurred by the Indemnitees, and all judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitees in connection with claims, actions, suits, arbitrations or other proceedings, whether civil, criminal, administrative or investigative in nature or otherwise (other than by an action by or in the right of the Company), by reason of any alleged breach of fiduciary responsibility, error or omission, or failure to act in the manner prescribed by the Employee Retirement Income Security Act of 1974, in the Indemnitees' capacity as fiduciaries under the Company's Profit Sharing Plan.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    DOCUMENTS INCORPORATED BY REFERENCE

      The Strober Organization, Inc. ("STROBER" or the "COMPANY") hereby incorporates by reference into this Registration Statement the following documents which have been filed by the Company with the Securities and Exchange Commission (the "SEC"):

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

           (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1995, filed pursuant to Section 13(a) of the Exchange Act.

           (c) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1995, filed pursuant to Section 13(a) of the Exchange Act.

           (d) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1995, filed pursuant to Section 13(a) of the Exchange Act.

           (e) The description of the Common Stock of the Company contained in the Registration Statement on Form 8-A (Commission File No. 0-15339) filed by the Company under the Exchange Act on January 27, 1987.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") provides that the Company shall, to the fullest extent permitted by the Delaware General Corporation Law, as it is now or hereafter may be in effect, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving any other incorporated or unincorporated enterprise in any of such capacities at the request of the Company. The Certificate of Incorporation further provides that to the fullest extent permitted by the Delaware General Corporation Law, as it is now or may hereafter be in effect, any such expenses (including attorneys' fees) may be paid by the Company in advance of the final disposition of such suit, action or proceeding.

      The Company's By-laws provide that the Company may implement the provisions of the Certificate of Incorporation respecting indemnification of directors, officers, employees and agents of the Company and advancement of expenses (including attorneys' fees) actually and reasonably incurred by the directors and officers in connection with any threatened, pending or completed action, suit or proceeding by adopting such resolutions or by-laws, or causing the Company to enter into such agreements, as the Company's Board of Directors shall, from time to time, deem necessary.

      The Company currently maintains policies of insurance under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors and/or officers.

      The Company has entered into Fiduciary Reimbursement and Indemnification Agreements (the "AGREEMENTS") with three of its officers (the "INDEMNITEES") in connection with their roles as fiduciaries of the Company's Profit Sharing Plan. Pursuant to the Agreements, the Company shall, to the fullest extent provided by the Delaware General Corporate Law, indemnify and hold the Indemnitees (including their heirs, executors, administrators and other personal representatives) harmless against expenses (including reasonable attorneys' fees) incurred by the Indemnitees, and all judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitees in connection with claims, actions, suits, arbitrations or other proceedings, whether civil, criminal, administrative or investigative in nature or otherwise (other than by an action by or in the right of the Company), by reason of any alleged breach of fiduciary responsibility, error or omission, or failure to act in the manner prescribed by the Employee Retirement Income Security Act of 1974, in the Indemnitees' capacity as fiduciaries under the Company's Profit Sharing Plan.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable.

ITEM 8.    EXHIBITS

EXHIBIT NUMBER         EXHIBIT

   4.1           The Strober Organization, Inc. 1995 Outside Director Stock
                 Option Plan

   4.2           Form of Outside Director Stock Option Agreement

   5.1 Opinion of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A. as to Legality

   23.1 Consent of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A. (included in Exhibit 5.1)

   23.2          Consent of KPMG Peat Marwick LLP

   24 Powers of Attorney (included in the signature pages of this Registration Statement)


ITEM 9.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, post-effective amendments to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1993, as amended (the "SECURITIES ACT");
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each such post-effective amendment, and each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brooklyn, New York, on the 31st day of January, 1996.

                                  THE STROBER ORGANIZATION, INC.

                                  By:/S/ ROBERT J. GAITES
				     --------------------------------------
                                      Robert J. Gaites
                                      President and Chief Executive Officer


                            POWERS OF ATTORNEY

      Each person whose signature appears below hereby authorizes and appoints Robert J. Gaites, David J. Polishook and each of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, to sign and file on his behalf individually and in each such capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, as fully as such person could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/S/ ROBERT J. GAITES      Chairman of the Board,      		January 31, 1996
Robert J. Gaites          President and Chief Executive
                          Officer (Principal Executive Officer)

/S/ DAVID J. POLISHOOK    Chief Financial Officer, 		January 31, 1996
David J. Polishook     	  Secretary and Treasurer (Principal
                          Accounting and Financial Officer)

/S/ DAVID W. BERNSTEIN    Director                    		January 31, 1996
David W. Bernstein

/S/ JOSEPH MANGINO, SR.   Director                   		January 31, 1996
Joseph Mangino, Sr.

/S/ ALVIN MURSTEIN        Director                    		January 31, 1996
Alvin Murstein

/S/ EMIL W. SOLIMINE      Director                    		January 31, 1996
Emil W. Solimine

/S/ JOHN YANUKLIS          Executive Vice President		January 31, 1996
John Yanuklis              and Director

/S/ ELIOTT S. ZIEKY        Senior Vice President		January 31, 1996
Eliott S. Zieky            and Director



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                               EXHIBIT INDEX

EXHIBIT                                                  	SEQUENTIAL
NO.                    CAPTION                           	PAGE NO.

4.1              The Strober Organization, Inc. 1995
                 Outside Director Stock Option Plan

4.2              Form of Outside Director Stock Option
                 Agreement

5.1              Opinion of Sills Cummis Zuckerman Radin Tischman
                 Epstein & Gross, P.A. as to Legality

23.1             Consent of Sills Cummis Zuckerman Radin Tischman
                 Epstein & Gross, P.A.
                 (included in Exhibit 5.1)

23.2             Consent of KPMG Peat Marwick LLP

24 Powers of Attorney (included in the signature pages of this Registration Statement)

                                EXHIBIT 4.1

                      THE STROBER ORGANIZATION, INC.
                           1995 OUTSIDE DIRECTOR
                             STOCK OPTION PLAN

      AS ADOPTED AT THE COMPANY STOCKHOLDER MEETING HELD MAY 25, 1995



                      THE STROBER ORGANIZATION, INC.
                  1995 OUTSIDE DIRECTOR STOCK OPTION PLAN




I.       PURPOSE

         The purpose of the Strober Organization, Inc. 1995 Outside Director Stock Option Plan (the "PLAN") is to provide additional incentive to exceptional persons to serve as outside directors on the Board of Directors (the "BOARD") of The Strober Organization, Inc. (the "COMPANY") or its subsidiaries. The purposes of the Plan are to encourage ownership in the Company by non-employee members of the Board in order to promote long-term Stockholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

II.      GRANT OF OPTIONS

         A. As of March 8, 1995, each of the four (4) nonemployee directors will be granted an option ("OPTION") to purchase 18,750 shares of the Company's Common Stock, par value $.01 per share ("SHARES").

         B. The maximum number of Shares that may be issued upon the exercise of Options shall not exceed 75,000 Shares, subject to adjustment as provided in paragraph 8. Shares issued under this Plan may be authorized but unissued or held in treasury. If any outstanding Options, or any portion thereof, expire, lapse, terminate for any reason (other than the exercise thereof) or are exchanged or substituted, the Shares subject to the unexercised portion of such Options may again be the subject of Options under this Plan.
In no event will any Options be granted under this Plan after March 8, 2000.

III.     TERMS AND CONDITIONS OF OPTIONS

         Each Option will be evidenced by an agreement executed by the Company and the recipient which will include the following terms and conditions:

         A.    EXERCISE PRICE

         The exercise price of the Option was established at $3.625, the fair market value determined on the date of grant of the Option as the closing sales price as quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the date of the grant.

         B.    TERM OF OPTIONS

               Each Option will be outstanding for a term expiring on March 8, 2000 and will be exercisable in the manner set forth in paragraph 3(e).



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         C.    NON-TRANSFERABILITY OF OPTIONS

               Options will not be transferable by the optionee other than by will or by the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee.

         D.    TERMINATION OF OPTIONS

               If an optionee's service as a director ends for any reason, such optionee's Option will immediately terminate.

         E.    EXERCISE OF OPTIONS

               Each Option will be fully exercisable on the date of grant. The optionee, upon written notice to the Company, may exercise an Option in accordance with any procedure that the Company may establish. Any exercise of an Option will be effected by payment of the full exercise price, either by payment in cash, payment by delivery of previously owned Shares or a combination of payment in cash or delivery of Shares, and any required withholding tax shall be paid by the optionee in full at the time an Option is exercised.

IV.      AMENDMENT OR TERMINATION

         The Committee may at any time amend or terminate this Plan, including extending the term of the Plan; provided that no such amendment or termination shall adversely affect or impair the rights of optionees. In addition, the Committee may accept the surrender of outstanding options (up to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised).

V.       INDEMNIFICATION OF THE COMMITTEE

         In addition to such other rights or indemnification as they may have, the members of the Committee shall be indemnified by the Company against all costs and expenses (including legal fees) reasonably incurred by them (or any of them) in connection with any action, suit or proceeding to which they (or any of them) may be a party by reason of any action taken or any failure to act under or in connection with the Plan or any award granted pursuant thereto and against all amounts paid by them in settlement thereof, provided such settlement is approved by legal counsel selected by the Company or is paid by them in satisfaction of a judgment in any action, suit or proceeding. Upon institution of any such action, suit or proceeding, the person desiring indemnification will give the Company an opportunity, at its own expense, to defend the same.

VI.      EXPENSES

         All expenses and costs in connection with the administration of the Plan will be paid by the Company.

VII.     ADJUSTMENTS

         In the event of any change in the Shares by reason of a stock dividend, recapitalization, reclassification, stock split, combination of shares, corporate transaction, or similar event, the number of Shares covered by an Option and the exercise price will be adjusted to reflect such change as the Committee, in its sole discretion, deems appropriate.

VIII.    LIABILITY OF COMPANY

         The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth with respect to such transfer and nothing herein contained shall be construed to impose any liability on the Company in favor of any optionee with respect to any loss, cost or expense which an optionee may incur in connection with or arising out of any transaction in connection therewith.

IX.      NOTICES

         Any notice or other communication required or permitted to be made or given hereunder shall be sufficiently made or given if sent by certified mail addressed to an optionee at his address as set forth in the regular books and records of the Company, or its subsidiaries, and if to the Company, addressed to it at its principal office.

X.       APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of Shares subject to Options may be commingled with any other corporate funds and used for any corporate purpose.

XI.      GOVERNING LAW

         All questions arising with respect to the provisions of the Plan will be determined by application of the laws of the State of New York, except to the extent that New York law is preempted by federal statute. The obligation of the Company to sell and deliver Options or Shares hereunder is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Options or Shares and compliance with all applicable laws, and may be deferred pending such approval and compliance.

                                EXHIBIT 4.2

                         FORM OF OUTSIDE DIRECTOR
                          STOCK OPTION AGREEMENT

                  OUTSIDE DIRECTOR STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT (this "AGREEMENT") dated as of March 8, 1995 (the "GRANT DATE") and effective as of May 25, 1995 (the "OUTSIDE DIRECTOR EFFECTIVE DATE") between THE STROBER ORGANIZATION, INC., a Delaware corporation (the "COMPANY"), and the non-employee director of the Company identified on the signature page of this Agreement (the "OPTIONEE").

                                BACKGROUND

         A. The Strober Organization, Inc. 1995 Outside Director Stock Option Plan annexed hereto as EXHIBIT A (the "PLAN") was adopted by the Board of Directors of the Company on March 8, 1995 subject to subsequent stockholder approval and provides for the issuance of a stock option for the purchase of eighteen thousand seven hundred fifty (18,750) shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), to each of the Company's non-employee directors.

         B. The closing price of the Common Stock on the Grant Date was $3.625 per share.

         C. The Plan was approved by the Company's stockholders on the Effective Date.

         D. Optionee represents and warrants to the Company that Optionee is currently a non-employee director of the Company and is eligible to participate in the Plan.

         NOW THEREFORE, in consideration of the agreements hereinafter set forth and subject to the terms of the Plan, the Company and the Optionee hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby grants to the Optionee, as of the Grant Date, the right to purchase an aggregate of 18,750 shares of the Company's Common Stock (the "OPTION SHARES") at the price of $3.625 per share (the "EXERCISE PRICE") on the terms and conditions set forth herein and subject to the provisions of the Plan (the "OPTION"). The parties hereto acknowledge and agree that the Option is not an Incentive Stock Option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the ("CODE") and that the Optionee shall be subject to taxation upon the exercise of the Option.

         2. TERM OF OPTION. The Option shall expire five (5) years from the Grant Date; PROVIDED HOWEVER, that the Option shall terminate immediately if the Optionee's service as a director of the Company ends for any reason.

         3. EXERCISE OF OPTION. The Option is fully exercisable as of the Grant Date and may be exercised by written notice to the Company at its principal office indicating the number of Option Shares which are being purchased. Such notice shall be signed by the Optionee and shall be accompanied by full payment of the Exercise Price. Payment of the Exercise Price shall be made either in cash or by certified check or by delivery of shares of Common Stock having a fair market value on the date of exercise equal to the Exercise Price or a combination of cash or certified check and delivery of shares of Common Stock having a total value equal to the Exercise Price.

         4. HOLDING PERIOD. Pursuant to Rule 16b-3(c)91) of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the Optionee covenants and agrees that if the Option is exercised, Optionee shall not dispose of the Option Shares for at least six (6) months from the Grant Date.

         5. RECAPITALIZATIONS, MERGERS, CONSOLIDATIONS AND SIMILAR TRANSACTIONS. In the event the Shares, as presently constituted, shall be changed into or exchanged for a different number of kind of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such Shares shall be increased through the payment of a share dividend, the Optionee shall have the right to receive upon exercise of the Option the number and kind of shares or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Shares shall be entitled, as the case may be. The option price and other terms of the Option shall be appropriately amended to reflect the foregoing events. In the event there shall be any other change in the number of kind of the outstanding Shares, or of any shares or other securities into which such Shares shall have been changed, or for which such Shares shall have been exchanged, then, if the Plan Committee, in its sole discretion, determines that such change equitably requires an adjustment in the Option, such adjustment shall be made in accordance with such determination. Notice of any adjustment pursuant to this Section may be settled in cash or otherwise as the Plan Committee shall determine.

         6. NO LIMITATION ON RIGHTS OF THE COMPANY. The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         7. RIGHTS AS A STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any Shares covered by the Option until the date as of which a stock certificate is issued following exercise of the Option. Except as may be expressly permitted by the Plan Committee, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date on which such stock certificate is issued.

         8. COMPLIANCE WITH SECURITIES LAWS. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with, the issuance of Shares hereunder, the Option may not be exercised unless such listing, registration, qualification, consent or approval shall have been effected. Without limiting the foregoing, the Option shall not be exercised until a registration of the Shares has been effected under the Securities Act of 1933, as amended, unless, in the opinion of counsel for the Company, such registration is not required under such Act. Any stock certificates issued upon the exercise of the Option may bear an appropriate restrictive legend, if deemed necessary by the Company. The Company shall at all times during the term of the Option reserve and keep available for issuance such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement.

         9. TAXES. The Company may take such actions as it deems appropriate to ensure that, if necessary, all applicable federal or state withholding income or other taxes are withheld or collected from the Optionee. At the time the Option is exercised applicable withholding tax, if any, shall be paid in full by the Optionee, in cash or by certified check.

         10. TIME. Any right granted hereunder to the Company or the Optionee that expires by its terms on any date shall expire at the close of business of the Company at its principal office on such date, unless such date is a Saturday, Sunday or legal holiday in the State in which case such right shall expire at the close of business on the next business day.

         11. NO OBLIGATION TO EXERCISE OPTION. The granting of the Option shall impose no obligation upon the Optionee to exercise the Option.

         12. AGREEMENT NOT A CONTRACT OF APPOINTMENT. This Agreement is not a contract of appointment, and the terms of the Optionee's service as a director of the Company shall not be affected in any way by this Agreement, nor shall it interfere in any way with the governance of such directorship pursuant to the Company's Certificate of Incorporation, By-laws or applicable law. The execution of this Agreement shall not be construed as conferring any legal rights upon the Optionee for a continuation as a director of the Company and to treat him without regard to the effect which such treatment might have upon him as an Optionee. Neither the Optionee nor his legal representatives, administrators, executors, guardians, legatees or distributees or any other person shall have any of the rights of a stockholder with respect to the Option Shares until such shares shall be issued to the Optionee upon exercise of the Option. this Option shall not be transferable and may be exercised by the Optionee only during the Optionee's lifetime.

         13. NOTICE. Notice to the Company shall be deemed given if in writing and mailed to the Company to the attention of the Corporate Secretary, 550 Hamilton Avenue, Brooklyn, New York 11232 by registered or certified mail, return receipt requested. Notice to the Optionee shall be deemed given if in writing and mailed to the Optionee at the most recent address available to the Company by registered or certified mail, return receipt requested.

         14. ENTIRE AGREEMENT. This Agreement together with the Plan evidences the entire understanding and agreement of the parties thereto, supersedes any and all other agreements and understandings, whether written or oral, relative to the matters set forth herein, and may be amended only by a written document signed by both the Company and the Optionee.

         15. GOVERNING LAW. Except to the extent preempted by applicable federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of New York without giving effect to the principles of conflicts of law thereof.

         16. COMPLIANCE WITH RULE 16-B3. Transactions under this Agreement are intended to comply with all applicable conditions of Rule 16b-3 or it successors under the 1934 Act. To the extent any provision of this Agreement or action by the Plan Committee with respect to this Agreement fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan Committee.

         IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Agreement.

                                    THE STROBER ORGANIZATION, INC.


                                    By:
				      ----------------------------

				    ------------------------------
                                    Optionee Signature


				    ------------------------------
                                    Optionee Name Printed

The Strober Organization Inc.
November 1, 1995
Page 2

                                EXHIBIT 5.1

OPINION OF SILLS CUMMIS ZUCKERMAN RADIN TISCHMAN EPSTEIN & GROSS, P.A. AS TO LEGALITY

                             February 2, 1996

The Strober Organization, Inc.
550 Hamilton Avenue
Brooklyn, New York  11232

Gentlemen:

         We serve as your general outside counsel and are familiar with the Certificate of Incorporation, Bylaws and corporate proceedings generally of The Strober Organization, Inc. (the "COMPANY"). We have reviewed the corporate records as to the establishment of the Company's 1995 Outside Director Stock Option Plan which calls for the issuance of up to 75,000 shares of Common Stock to the non-employee directors upon their exercise of options that may be granted to them. Based upon such examination and considerations, we are of the opinion:

         1. That the Company is a duly organized and validly existing corporation under the laws of the State of Delaware; and

         2. That the Company has taken all necessary and required corporate actions in connection with the proposed issuance of 75,000 shares of Common Stock and that Common Stock, when issued and delivered, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Registration Statement and may not be circulated to, or relied upon by, any other person. We hereby consent to be named in the Registration Statement and the Prospectus which constitutes a part thereof as the attorneys who have passed upon legal matters in connection with the issuance of the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement.

                            Yours truly,

                            SILLS CUMMIS ZUCKERMAN RADIN TISCHMAN
                              EPSTEIN & GROSS, P.A.


                            By:
			      ------------------------------------

                               EXHIBIT 23.2

                     CONSENT OF KPMG PEAT MARWICK LLP

                            Independent Auditors' Consent

The Board of Directors
The Strober Organization, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of The Strober Organization, Inc. of our report dated March 1, 1995, relating to the consolidated balance sheets of The Strober Organization, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, and the related schedule, which report appears in the December 31, 1994 annual report on Form 10-K of The Strober Organization, Inc. and to the reference to our firm under the heading "Experts".


						KPMG PEAT MARWICK LLP

Jericho, New York
February 2, 1996